Exhibit 99.1

Employment Agreement

EMPLOYMENT AGREEMENT, dated as of August 1, 2016 between Optex Systems, Inc., a Delaware corporation (the “Company”), and Karen Hawkins (“Employee”).

WHEREAS, the Company desires to employ Employee as its Chief Financial Officer; and

WHEREAS, Employee is willing to accept such employment on the terms set forth herein,

NOW, THEREFORE, the Company and Employee hereby agree as follows:

1.          Employment.

1.1           General. The Company hereby agrees to employ Employee in the capacity of Chief Financial Officer, and Employee hereby accepts such employment, upon the terms and subject to the conditions herein contained.

1.2           Duties and Authority. During the term of Employee’s employment hereunder, Employee shall serve as the Chief Financial Officer of the Company and shall have such responsibilities, duties and authority as may, from time to time, be assigned to him by the Board of Directors (the “Board”). During the term of this Agreement, Employee shall serve the Company, faithfully and to the best of Employee’s ability, and shall devote substantially all of Employee’s business time and efforts to the business and affairs of the Company (including its subsidiaries and affiliates) and the promotion of its interests. Employee shall be available to the Company at such times and places as the Company shall reasonably request during the term hereof. Notwithstanding the foregoing, Employee shall be entitled to pursue charitable and religious endeavors and to participate in professional organizations, provided that such activities do not interfere in any material respect with the performance by Employee of his duties hereunder and as otherwise approved by the Board.

2.          Term of Employment. The term of this Agreement shall commence as of August 1, 2016 and shall continue through January 31, 2018. Thereafter, the term of this Agreement shall be automatically extended for successive and additional 18 month periods, unless the Company shall provide a written notice of termination at least ninety (90) days, or the Employee shall provide a written notice of termination at least ninety (90) days, prior to the end of the initial term or any extended term, as applicable. The term of this Agreement is subject to early termination in accordance with the provisions set forth in Section 4 hereof. The election by the Company or Employee to terminate this Agreement as of the expiration of the initial term, or as of the end of any 18 month renewal period, as provided in this Section 2 shall not be deemed to be a termination by the Company under Sections 4.1.2 or 4.1.3 hereof or by Employee with Good Reason (as defined below), and in such event Employee shall only be entitled to the compensation set forth in Section 4.2.3 hereof

3.          Compensation and Benefits.

3.1           Salary. During the first eighteen months of the term of this Agreement, the Company shall pay to Employee a base salary (“Base Salary”) at the annual rate of [One Hundred Seventy Eight Thousand Four Hundred Ninety Six Dollars ($178,496).] On each renewal date of the commencement of employment, the Employee’s base salary shall be reviewed by the Board and may be increased to such rate as the Board, in its sole discretion, may hereafter from time to time determine. The salary payable pursuant to this Section 3.1 shall be payable on a bi-weekly basis and is referred to herein as the “Base Salary”.

3.2           Expenses. Employee shall be entitled to receive proper reimbursement from the Company for all reasonable out-of-pocket expenses incurred by Employee in performing services under this Agreement, according to the Company’s expense account and reimbursement policies and provided that Employee shall submit reasonable documentation with respect to such expenses.

3.3           Annual Incentive Bonus.

(a)          During the term of this Agreement, Employee shall be entitled to receive bonuses of up to 30% of her base salary per year at the discretion of the Company’s Board of Directors pursuant to performance objectives to be determined by the Board of Directors. Any bonuses shall be payable in cash and shall be paid within ninety (90) days of any year anniversary of the date of this Agreement.

3.4           Intentionally omitted.

3.5           Other Benefits. Employee shall be entitled to the following additional benefits:

3.5.1           Employee shall be entitled to vacations, at such times as Employee shall reasonably determine, of 15 days each year of employment hereunder. Unless otherwise set forth in the Company’s employment manual, there shall be no carryover of vacation from one year to the next.

3.5.2           Employee shall be entitled to such other benefits as shall be extended to any other senior executive officer of the Company during the initial term and any renewal period of this Agreement, including, but not limited to, car allowances and entertainment budgets.

3.6            No Other Benefits. During the term of this Agreement or upon any termination hereof, the Company shall have no obligation to pay or provide, any compensation or benefits other than as set forth herein; provided, however, that Employee shall be entitled to all benefits available to senior Employees of the Company under the employee benefit plans, and the policies and practices, of the Company, determined in accordance with the applicable terms and provisions of such plans, policies and practices, in each case, as accrued to the date of termination of employment.

4.0           Termination of Employment.

4.1           Events of Termination. Employee’s employment hereunder shall terminate prior to the expiration of the term set forth in Section 2 hereof upon the occurrence of any one or more of the following events:

4.1.1           Death. In the event of Employee’s death, Employee’s employment shall terminate on the date of death.

4.1.2           Termination by the Company for Cause. The Company may, at its option, terminate the Employee’s employment for “Cause” (as defined herein). For purposes hereof, “Cause” shall mean Employee’s (i) conviction of, guilty plea to or confession of guilt of a felony, (ii) commission of fraudulent, illegal or dishonest acts, (iii) willful misconduct or gross negligence which reasonably could be expected to be materially injurious to the business, operations or reputation of the Company (monetarily or otherwise), either individually or in the aggregate, (iv) after a written warning and a reasonable opportunity to cure non-performance, failure to perform Employee’s material duties as assigned to Employee pursuant to the terms of this Agreement from time to time or failure to cure any other material breach of this Agreement, (v) any violation of any securities laws or regulations or laws or regulations of similar import with regard to the disclosure of information to the Company or discharge of duties with respect to the Company, or (vi) material breach of the Employee’s obligations hereunder.

4.1.3           Without Cause By The Company. The Company may, at its option, terminate Employee’s employment for any reason whatsoever (other than for Cause) by giving written notice of termination to Employee.

4.1.4           Termination by Employee. Employee may terminate Employee’s employment for any reason whatsoever by giving ninety (90) days prior notice of termination to the Company, except that Employee may terminate Employee’s employment for Good Reason by giving thirty (30) days prior notice of termination. Employee shall be deemed to have terminated employment hereunder for “Good Reason” in the event that Employee terminates such employment after (i) the Company has breached any of its material obligations hereunder and fails to cure such breach within 30 business days following receipt of written notice of such breach has been given by Employee to Company, (ii) the Company requires the Employee, without his consent, to be based in any office or location more than 100 miles from the Company’s current location, or (iii) there is a merger or consolidation that results in more than 66% of the combined voting power of the then outstanding voting securities of the Company or its successor changing ownership or a the sale of all or substantially all of the Company's assets, and the obligations under this Agreement are not assumed by the surviving entity.

4.1.5           Disability. In the event of Employee’s Disability (as defined herein), the Company will have the option to terminate Employee’s employment by giving a written notice of termination to Employee. Such notice shall specify the date of termination, which date shall not be earlier than sixty (60) days after such notice is given. For purposes of this Agreement, “Disability” means the inability of Employee to substantially perform Employee’s duties hereunder for one hundred and thirty five (135) days out of two hundred and twenty five (225) consecutive days as a result of a physical or mental illness, all as determined in good faith by the Board.

4.2            Company’s Obligations Upon Termination. Following the termination of Employee’s employment under the circumstances described below, the Company shall pay to Employee the following compensation and provide the following benefits in full satisfaction and final settlement of any and all claims and demands that Employee now has or hereafter may have under this Agreement:

4.2.1           Termination Without Cause by the Company or by the Employee with Good Reason. In the event that Employee’s employment shall be terminated by the Company pursuant to Section 4.1.3 or shall be terminated by the Employee for Good Reason pursuant to Section 4.1.4, whether during the initial term of this Agreement or during any renewal term thereof, (a) the Company shall pay Employee all Base Salary and any Bonus earned but unpaid through the date of termination, (b) the Company shall pay Employee six (6) months Base Salary then in effect on a monthly basis, and (c) all stock options granted to Employee by the Company shall remain exercisable for a period of two years after such termination, and all unvested stock options shall immediately vest. In addition, the Company shall reimburse Employee for any expenses incurred through the date of such termination in accordance with Section 3.2 hereof.

4.2.2           Termination by Employee Without Good Reason or by the Company for Cause. In the event that Employee’s employment shall be terminated by Employee without Good Reason pursuant to Section 4.1.4 (or if Employee voluntarily resigns other than with Good Reason in accordance with such Section prior to the expiration of the then current term of this Agreement) or by the Company pursuant to Section 4.1.2, Employee shall be entitled to no further compensation or other benefits under this Agreement other than any Base Salary and any Bonus earned on or prior to the date of such termination, but not yet paid, and such benefits as have accrued pursuant to any applicable employee benefit plans of the Company. In addition, the Company shall reimburse Employee for any expenses incurred through the date of such termination in accordance with Section 3.2 hereof

4.2.3           Termination upon Expiration of the Employment Term. Upon expiration of the term of this Agreement, Employee shall be entitled to no further compensation or other benefits under this Agreement other than Base Salary earned, but unpaid, through the date of termination, any health insurance benefits specified herein as surviving date of termination, and any Bonus earned on or prior to the end of such term, but not yet paid and such benefits as have accrued pursuant to any applicable employee benefit plans of the Company. In addition, the Company shall reimburse Employee for any expenses incurred through the date of such termination in accordance with Section 3.2 hereof.

4.2.4           Termination Due to Death. In the event that Employee’s employment shall be terminated by the Company pursuant to Section 4.1.1, the Company shall pay Employee or Employee’s estate (a) all Base Salary earned but unpaid through the date of termination, and (b) any Bonus earned on or prior to the date of termination, but not yet paid. In addition, the Company shall reimburse Employee for any expenses incurred through the date of termination in accordance with Section 3.2 hereof.

4.2.5           Termination Due to Disability. In the event that Employee’s employment shall be terminated by the Company pursuant to Section 4.1.5, (a) the Company shall pay Employee all Base Salary earned but unpaid through the date of termination, (b) any Bonus earned on or prior to the date of termination, but not yet paid, and (c) the Employee shall be entitled to all benefits under all employee benefit plans in which he is a participant. In addition, the Company shall reimburse Employee for any expenses incurred through the date of termination in accordance with Section 3.2 hereof

4.3           Nature of Payments. All amounts to be paid by the Company to Employee pursuant to this Section 4 (other than Base Salary or reimbursement of expenses or amounts paid pursuant to Section 4.2.4) shall be considered by the parties to be severance payments. In the event that such payments shall be treated as damages, it is expressly acknowledged by the parties that damages to Employee for termination of employment would be difficult to ascertain and the above amounts are reasonable estimates thereof and are not a penalty.

4.4           Release. Any payments to be made or benefits to be provided by the Company pursuant to this Article 4 shall be subject to the Company’s receipt from Employee of an effective general release and agreement not to sue, in a written form reasonably satisfactory to the Company (the “Release”), pursuant to which Employee makes limited customary representations and warranties relating to the validity, enforceability and binding nature of such release and that Employee has the right to enter into and give such release and Employee agrees (i) to release all claims against the Company, its subsidiaries and affiliates and related parties, (ii) not to maintain any action, suit, claim or proceeding against the Company and the officers, directors, and successors thereof, solely with respect to the matters released, and (iii) to be bound by the confidentiality and mutual nondisparagement covenants specified therein. Notwithstanding anything to the contrary contained herein, Employee’s release shall expressly not apply to any claims Employee may have as a stockholder or option holder of the Company. Notwithstanding the due date of any payment hereunder requiring a Release, the Company shall not be obligated to make any such payment until after the expiration of any revocation period applicable to the Release.

4.5           Notice of Nonrenewal. If the Company determines to not renew this Agreement during the initial term thereof or any renewal term, it shall provide Employee with ninety (90) calendar days notice prior to the end of the then existing term of the Agreement.

5.          Non-Solicitation: Noncompetition.

5.1           During the term of this Agreement and for a period of one year thereafter (following termination for any reason, subject to the provisions of Section 5.2), Employee shall not:

5.1.1           induce or attempt to induce, directly or indirectly, any then current customer or client of the Company to cease doing business, in whole or in part, with the Company or solicit or divert, directly or indirectly, the business of any such customer or client, or any identified potential customer or client, for Employee’s own account or for the account of any other person or entity;

5.1.2           solicit or induce, directly or indirectly, any person or entity, including any third-party service provider, distributor or supplier of the Company, to terminate its relationship with the Company or otherwise interfere with such relationship;

5.1.3           for Employee’s own account or for the account of any other person or entity, solicit, interfere with or endeavor to cause, directly or indirectly, any employee or agent of the Company or induce or attempt to induce, directly or indirectly, any employee or agent of the Company to leave employment or terminate its agency with the Company or induce or attempt to induce, directly or indirectly, any such employee or agent to breach an employment or agency agreement or arrangement with the Company; or

5.1.4           except with respect to a less than 5% passive ownership interest in a publicly traded company, either for Employee or on behalf of any person or entity, directly or indirectly own, control or participate in the ownership or control of, or be employed by or on behalf of, any business which is competitive with the business (as it exists or the date of termination) of the Company, within the United States of America or any country in which the Company then conducts or proposes to conduct business, without the express written consent of the Company.

5.2           Notwithstanding any provision hereunder to the contrary, the provisions of Sections 5.1.1, 5.1.2 and 5.1.4 shall not apply following the termination of Employee’s employment by the Company without Cause pursuant to Section 4.1.3 or by Employee for Good Reason pursuant to Section 4.1.4.

6.          Property Rights. With respect to information, inventions and discoveries developed, made or conceived of by Employee, either alone or with others, at any time during Employee’s employment by the Company and whether or not within working hours, arising out of such employment or pertinent to any field of business or research in which, during such employment, the Company is engaged or (if such is known to or ascertainable by Employee) is considering engaging, Employee agrees:

6.1           that all such information, inventions and discoveries, whether or not patented or patentable, shall be and remain the exclusive property of the Company;

6.2           to disclose promptly to an authorized representative of the Company all such information in Employee’s possession as to possible applications and uses thereof;

6.3           not to file any patent application relating to any such invention or discovery except with the prior written consent of an authorized officer of the Company;

6.4           that Employee hereby waives and releases any and all rights Employee may have in and to such information, inventions and discoveries and hereby assigns to the Company and/or its nominees all of Employee’s right, title and interest in them, and all Employee’s right, title and interest in any patent, patent application, copyright or other property right based thereon. Employee hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as Employee’s agent and attorney-in-fact to act for Employee and in Employee’s behalf and stead to execute and file any document and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of any such patent, patent application, copyright or other property right with the same force and effect as if executed and delivered by Employee; and

6.5           at the request of the Company and without expense to Employee, to execute such documents and perform such other acts as the Company deems necessary or appropriate for the Company to obtain patents on such inventions in a jurisdiction or jurisdictions designated by the Company, and to assign to the Company or its designee such inventions and any patent applications and patents relating thereto.

7.          Confidentiality. With respect to the information, inventions and discoveries referred to in Section 6 hereof, and also with respect to all other information, whatever its nature and form and whether obtained orally, by observation, from graphic materials or otherwise (except such as is generally available to the public or such as Employee shall be compelled by legal process to disclose), obtained by Employee during or as a result of Employee’s employment by the Company and relating to any invention, improvement, enhancement, product, know-how, formula, software, process, apparatus, design, concept or other creation of the Company, or to any use of any of them, or to materials, tolerances, specifications, costs (including, without limitation, manufacturing costs), prices, or any plans of the Company, or to any other trade secret or proprietary information of the Company, Employee agrees:

7.1           to hold all such information, inventions and discoveries in strict confidence and not to publish or otherwise disclose any thereof to any person or entity other than the Company, except with the prior written consent of an authorized officer of the Company;

7.2           to take all reasonable precautions to assure that all such information, inventions and discoveries are properly protected from access by unauthorized persons;

7.3           to make no use of nor exploit in any way any such information, invention or discovery except as required in the performance of Employee’s employment duties for the Company; and

7.4           upon termination of Employee’s employment by the Company, or at any time upon request of the Company, to deliver to it all graphic materials and all substances, models, software, prototypes and the like containing or relating to any such information, invention or discovery, all of which graphic materials and other things shall be and remain the exclusive property of the Company.

For purposes of this Agreement, the term “graphic materials” includes, without limitation, letters, memoranda, reports, notes, notebooks, books of account, drawings, prints, specifications, formulae software, data print-outs, microfilms, magnetic tapes and disks and other documents and recordings, together with all copies, excerpts and summaries thereof

8.          No Conflicts. Employee agrees and acknowledges that Employee’s employment by the Company and compliance with this Agreement do not and will not breach any agreement made by Employee to keep in confidence information acquired by Employee prior to or outside of Employee’s employment with the Company. Employee will comply with any and all valid obligations which Employee may now have to prior employers or to others relating to confidential information, inventions or discoveries which are the property of those prior employers or others, as the case may be. Employee has supplied or shall promptly supply to the Company upon its request a copy of each written agreement setting forth any such obligation. Employee hereby agrees and acknowledges that Employee has not brought and will not bring with Employee for use in the performance of duties at the Company any materials, documents or information of a former employer or any third party that are not generally available to the public, unless Employee has express written authorization from the owner thereof for possession and use or Employee otherwise has undisputed proprietary rights to such material documents or information.

9.          Specific Performance. Without intending to limit the remedies available to the Company, Employee agrees that damages at law would be an inadequate remedy to the Company in the event that Employee shall breach or attempt to breach any of the provisions of Sections 5, 6, 7, 8 or 9 hereof and that the Company may apply for and, without the posting of any bond or other security, upon proof of breach or threatened breach of any of the covenants contained in such Sections, have injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise to enforce specifically, any of the covenants contained in such Sections. Such injunctive relief in such court shall be available to the Company in lieu of any arbitration proceeding pursuant to Section 11 hereof

10.         Survival. The provisions of Sections 5, 6, 7, 8, 9, 10, 11, and 12 shall survive any termination of this Agreement. In furtherance and not in limitation of the preceding sentence, Employee’s obligations under Sections 5, 6 and 7 hereof shall remain in effect throughout Employee’s employment by the Company, unaffected by any transfer to a subsidiary or affiliate of the Company.

11.         Arbitration. Any controversy or claim based on, arising out of or relating to the interpretation and performance of this Agreement or any termination hereof shall be solely and finally settled by arbitration under the rules of the American Arbitration Association, and judgment on the award rendered in the arbitration may be entered in any court having jurisdiction thereof. Any such arbitration shall be in the State of Delaware, and shall be submitted to a single arbitrator appointed by the mutual consent of the parties or, in the absence of such consent, by application of any party to the American Arbitration Association. A decision of the arbitrator shall be final and binding upon the parties, and the arbitrator shall be authorized to apportion fees and expenses (including counsel fees and expenses) as the arbitrator shall deem appropriate. In the absence of any such apportionment, the fees and expenses of the arbitrator shall be borne equally by each party, and each party will bear the fee and expenses of its own attorney. The parties agree that this clause has been included to rapidly and inexpensively resolve any disputes between them with respect to this Agreement and that this clause shall be grounds for dismissal of any court action commenced by either party with respect to this Agreement, other than (i) post-arbitration actions seeking to enforce an arbitration award and (ii) actions seeking appropriate equitable or injunctive relief pursuant to Sections 5, 6 and/or 7 hereof

12.         Miscellaneous.

12.1         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

12.2         Entire Agreement; Amendment. This Agreement and the exhibits annexed hereto between the Company and Employee contain the complete understanding and agreement between the parties hereto with respect to the subject matter hereof, and supersede all prior understandings and agreements, written or oral, between the parties hereto relating to the subject matter hereof This Agreement may not be amended or modified except in a writing signed by the parties hereto.

12.3         Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, (i) the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law and (ii) any such invalidity or unenforceability shall be deemed replaced by a term or provision determined by the parties as coming closest to expressing the intention of the invalid or unenforceable term or provision.

12.4         Notice. Any notice to be given hereunder shall be in writing and either delivered in person, by nationally recognized overnight courier, by facsimile or by registered or certified first class mail, postage prepaid with return receipt requested, addressed (a) if to the Company, to Optex Systems, Inc., 1420 Presidential Drive, Richardson, TX, 75081, attention: Chairman, and (b) if to the Employee, to Danny Schoening, 2055 Travis Ranch Road, Lucas, TX 75002. Notices delivered personally shall be deemed given as of actual receipt; notices sent via facsimile transmission shall be deemed given as of one business day following sender’s receipt from sender’s facsimile machine of written confirmation of transmission thereof, notices sent by overnight courier shall be deemed given as of one business day following sending; and notices mailed shall be deemed given as of five business days after proper mailing. Any party may change its address in a notice given to the other party in accordance with this Section 12.4.

12.5         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors (including, without limitation, any successor by merger or sale of all or substantially all assets) and permitted assigns.

12.6         Further Assurances. Employee and the Company shall execute and deliver all instruments and other documents which, in the opinion of the Company or the Employee, may be necessary or appropriate to carry out the terms of this Agreement.

12.7         Deadlines. The Section headings in this Agreement are for convenience of reference only and shall not affect its interpretation.

12.8         Interpretation. For purposes of Sections 5, 6, 7, 8 and 9, the “Company” shall include any subsidiary or affiliate of the Company for which Employee renders services.

12.9         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

/s/ Karen Hawkins
Karen Hawkins

OPTEX SYSTEMS, INC.

By:	/s/ Peter Benz
Name: Peter Benz
Title: Chairman of the Board

-12-